UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2020, Taronis Fuels, Inc., a Delaware corporation (the “Company”) closed a private placement of Debentures and Warrants (defined below) (the “Offering”). In connection with the Offering the Company entered into a securities purchase agreement (the “Purchase Agreement”) with several accredited investors (each a “Purchaser”, and collectively the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers (i) 12.5% original issue discount senior subordinated secured convertible debentures in the aggregate principal amount of $6,665,625 (the “Debentures”), and (ii) common stock purchase warrants for the purchase of 74,062,500 shares of the Company’s common stock (the “Warrants”) (collectively, the “Transaction”). The Company received a total of $5,925,000 in gross proceeds from the Offering, taking into account the 12.5% original issue discount, before deducting offering expenses and commissions, including the placement agent’s commission of $605,376, reimbursement of the placement agent’s and lead investor’s legal fees in the aggregate amount of $38,325, and escrow agent fees of $4,000. The Company also agreed to issue to the placement agent, as additional compensation, a common stock purchase warrant for the purchase of 7,406,250 shares of the Company’s common stock, in the same form as the Warrants. The Company has the discretion to re-open the Offering on a limited basis until September 15, 2020 to maximize the gross proceeds of $6,500,000 authorized under the Offering, which if maximized, would increase the total face amount of Debentures sold to $7,312,500 with corresponding increases in the number of Warrants granted and fees incurred, all in accordance with the Transaction documents.

The Debentures mature one year from their initial issuance date (the “Maturity Date”), subject to a three-month extension at the Company’s option (such extended date, the “Extended Maturity Date”). The Debentures bear interest at 8% per annum payable quarterly, subject to an increase if an event of default occurs under the Debentures (each an “Event of Default”). The Debentures are convertible into shares of the Company’s common stock at any time following the original issue date of the Debentures at the Purchasers’ option at a conversion price of $0.09 per share (the “Conversion Price”). The Conversion Price of the Debentures is subject to certain adjustments as provided in the Debentures, including but not limited to, an adjustment after the occurrence of an Event of Default to the lesser of (i) $0.09 and (ii) 80% of the lowest closing price of the Company’s common stock during the twenty (20) trading day period immediately preceding the applicable conversion date. The Debentures also contain certain price protection provisions providing for adjustment of the number of shares of Common Stock issuable upon conversion of the Debentures and the Conversion Price in case of future dilutive offerings. The Debentures are subject to mandatory conversion in the event the Company closes an equity offering of at least $5,000,000 resulting in the listing of the Company’s common stock on a national securities exchange. The Debentures rank senior to all existing and future indebtedness of the Company and its subsidiaries, except for certain outstanding senior indebtedness. The Company may prepay the Debentures at any time prior to the Maturity Date at an amount equal to 120% of the total outstanding amount under the Debentures. If the Company exercises its option with respect to the three-month extension of the Maturity Date, then (i) the Debentures shall increase to an amount equal to 105% of the total outstanding amount under the Debentures and (ii) the Company may prepay the Debentures at any time prior to the Extended Maturity Date at an amount equal to 140% of the total outstanding amount under the Debentures. The Debentures contain customary events of default relating to, among other things, payment defaults as well as breach of representations, warranties, and/or covenants in the transaction documents executed in connection with the Debentures. Upon the occurrence of an Event of Default, an amount equal to 130% of the principal, accrued but unpaid interest, and other amounts owing under the Debentures will immediately come due and payable at the election of each Purchaser, and all amounts due under the Debentures will bear interest at an increased rate.

The Warrants are exercisable for three years from their issuance date at an exercise price of $0.09 per share (the “Exercise Price”). The Warrants also contain certain price protection provisions providing for adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants and the Exercise Price in case of future dilutive offerings, except in the case of one or more Exempt Issuances (as defined in the Purchase Agreement).

The Company’s obligations under the Debentures are secured by all of the assets of the Company and its subsidiaries pursuant to a security agreement entered into in connection with the Offering (the “Security Agreement”) by and among the Company, its subsidiaries, and the Purchasers, subject to certain outstanding senior indebtedness. The Company’s obligations under the Debentures are guaranteed by the Company’s subsidiaries pursuant to a subsidiary guarantee entered into in connection with the Offering (the “Subsidiary Guarantee”).

The Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its subsidiaries, without the prior written consent of the Purchasers, to incur certain additional indebtedness and issue certain equity securities. Pursuant to the Purchase Agreement, the Purchasers have certain participation rights in certain future equity and debt offerings by the Company or any of its subsidiaries until the earlier of (i) the date that is 24 months after the closing or (ii) the date that the Purchaser no longer beneficially owns its Debentures and Warrants, subject to customary exceptions.

The foregoing description of the terms of the Debentures, Warrants, Purchase Agreement, Security Agreement, Subsidiary Guarantee, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of Debenture, form of Warrant, form of Purchase Agreement, form of Security Agreement, and form of Subsidiary Guarantee, copies of which are filed hereto as Exhibits 10.1, 4.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 10, 2020, the Company issued a press release relating to the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant issued by the Company to the Holders
10.1	Form of Debenture issued by the Company to the Holders
10.2	Form of Securities Purchase Agreement entered into by and between the Company and the Holders
10.3	Form of Security Agreement entered into by and between the Company and the Holders
10.4	Form of Subsidiary Guarantee entered into by and between the Company’s Subsidiaries and the Holders
99.1	Press release issued by the Company on August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer